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                                                                EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Vysis, Inc. 1998 Long Term Incentive Plan of our report dated March 10, 2000, appearing in the Annual Report on Form 10-K of Vysis, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP




Chicago, Illinois
March 29, 2000